EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 2-85614, No. 2-89950, No. 33-28715, No. 333-09675
and No. 333-19685) and the Registration Statements on Form S-8 (No. 333-43445, No. 2-92786, No. 2-92800, No. 33-1667, No. 33-10658, No. 33-53869, No. 33-35918,
No. 33-53871, No. 33-53867, No. 33-42789, No. 33-52009, No. 33-60153 and No.
333-05235) of GenRad, Inc. of our report dated January 26, 1998 appearing in the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 3, 1998 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report included this schedule.



                                                     /s/ PRICE WATERHOUSE LLP
                                                     ------------------------
                                                         PRICE WATERHOUSE LLP


Boston, Massachusetts
February 23, 1998